PREFERRED STOCK                                        PREFERRED STOCK

Certificate Number A                                   Number of Shares


                                  [LOGO]


                      PALATIN TECHNOLOGIES, INC.

           Incorporated Under the Laws of the State of Delaware



             TRANSFER IS RESTRICTED    SEE LEGENDS ON REVERSE


                  SERIES A CONVERTIBLE PREFERRED STOCK
                             $.01 PAR VALUE



This Certifies That
                   ----------------------------------------------------
is the record owner of
                      -------------------------------------------------
fully paid and non-assessable shares of Series A Convertible Preferred Stock of Palatin Technologies, Inc. transferable on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

Witness the seal of the Corporation and the signatures of its duly authorized officers.

                                                       Dated

                                                   --------------



                       PALATIN TECHNOLOGIES, INC.
                                CORPORATE
                                  SEAL
                                  1986
                                DELAWARE


Chairman                                                    Secretary

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY OTHER APPLICABLE SECURITIES LAWS, HAVE BEEN ISSUED IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO
(1) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (2) AN OPINION OF COUNSEL, SATISFACTORY TO THE CORPORATION, THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE.


A portion of the stock represented by this certificate is subject to the lock-up provisions set forth in section 1.18 of the subscription agreement relating to such stock between the holder of this certificate and the Corporation, and may not be sold or otherwise disposed of without the prior written consent of Paramount Capital, Inc.


The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.



For Value Received, (I/we) ---------- sell, assign and transfer to
----------------------------------------------------------------------
----------------------------------------------------------------------
-------------------shares of the Series A Convertible Preferred Stock represented by this Certificate, and appoint ------------------------
----------------------------------------------------------------------
to transfer the said Stock on the books of Palatin Technologies, Inc. with full power of substitution in the premises.



                                      Social Security Number or
Signed                                Employer Identification Number
      -------------------             of transferee, if known:----------

Dated
      -------------------
                             NOTICE:  THE SIGNATURE(S) ON THIS
Signed                       ASSIGNMENT MUST CORRESPOND WITH THE NAME(S)
      -------------------    WRITTEN UPON THE FACE OF THE CERTIFICATE,
Dated                        IN EVERY PARTICULAR, WITHOUT ALTERATION OR
      -------------------    ENLARGEMENT, OR ANY CHANGE WHATEVER.